UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 4, 2022, Rocky Mountain Chocolate Factory, Inc. (the “Company”) launched a website to communicate with the stockholders of the Company regarding the 2022 Annual Meeting of Stockholders. The website address is: https://www.shareholderproxy.com/rmcf. The following materials were posted by the Company to https://www.shareholderproxy.com/rmcf:

Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the "Company," "RMCF," "we" or "our") has filed its definitive proxy statement on Schedule 14A and accompanying WHITE proxy card with the Securities and Exchange Commission (the "SEC") on July 5, 2022, as supplemented by the Supplement to Proxy Statement, filed with the SEC on July 7, 2022 (collectively, the "Proxy Statement") in connection with the solicitation of proxies from stockholders for the 2022 Annual Meeting of Stockholders of the Company to be held on Thursday, August 18, 2022, at 10:00 a.m. (Mountain Time) (the "Annual Meeting") or any adjournments or postponements thereof. RMCF STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Copies of the Proxy Statement, any amendments or supplements thereto, and other relevant proxy sociting documents will be available once you click "Agree" below. Investors and stockholders may obtain a copy of the Proxy Statement, any amendments or supplements thereto, and other documents filed by RMCF with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge by contacting RMCF's Investor Relations department at (970) 259-0554, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents may be obtained free of charge by directing a request by mail to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary.

Agree

8/2/22, 4:53 PM Rocky Mountain Chocolate Factory, Inc. | Shareholder Proxy

Rocky Mountain Chocolate Factory, Inc.

When:

August 18, 2022

Location:

Virtual - Please access the proxy statement provided below for instructions on how to authorize your proxy to vote at the virtual Annual Meeting.

Details:

- Newsweek & Statista -
America's Best Retailers 2022
#1 CHOCOLATE
-AND-
CANDY SHOP
AMERICA'S BEST
RETAILERS
2022
Newsweek
statista

Rocky Mountain Chocolate Factory's 2022 Annual Meeting of Stockholders (the "Annual Meeting") is scheduled to be held on August 18, 2022. Your vote this year will ensure that our refreshed Board of Directors (the "Board") and energized management team continue their efforts to drive stockholder value. AB Value has notified the Company that it intends, once again (for the third time in four years), to wage a costly, disruptive proxy fight by nominating two candidates for election to the Board at this year's Annual Meeting.

Please support your Board's efforts to deliver value for the benefit of all stockholders by signing, dating, and returning the **WHITE** proxy card with a vote **FOR** the election of all our nominees and **FOR** the other proposals. Your vote is especially important this year and we look forward to your participation. We encourage you to read the definitive proxy statement of the Company (the "Proxy Statement") and the other documents included on this website carefully and vote in accordance with the Board's recommendations on each proposal.

Please vote promptly by Internet or telephone by following the instructions set forth on the **WHITE** proxy card and the Proxy Statement or by completing, signing, dating and returning the **WHITE** proxy card in the postage-paid envelope provided to you.

If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact our proxy solicitor:

Innisfree®

Stockholders call toll-free: (877) 750-9498

Banks and brokers call collect: (212) 750-5833

You may receive proxy solicitation materials from AB Value, including an opposition proxy statement and a colored proxy card. **We urge you to ignore and disregard such materials.** A vote on the colored card provided by AB Value for any reason, even as a protest against their continuing series of costly and disruptive proxy contests, will invalidate your prior vote on the **WHITE** card. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by AB Value or any other statements that it may otherwise make.

Disclaimer

The information contained in the documents and filings posted to this website is current only as of the date of such documents or filing. We disclaim any obligation to update the information or opinions contained on this website.

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The materials on this website are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security or a recommendation to buy or sell any security.

Forward-Looking Statements

This website (including the documents and filings posted on the website) includes statements of Rocky Mountain Chocolate Factory, Inc.'s ("RMCF") expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. For a detailed discussion of the risks and uncertainties that may cause RMCF's actual results to differ from the forward-looking statements, please see the section entitled "Risk Factors" contained in Item 1A. of the 2022 Annual Report (which is avaible below). Except as required by law, RMCF undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of the documents and filings posted on this website or those that might reflect the occurrence of unanticipated events.

Materials

- Proxy Statement (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/498/file/Definitive+proxy+statement%2C+cont 07-05.pdf_.pdf)
- Proxy Statement Supplement (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/505/file/Additional+proxy+soliciting+materials+ +definitive+%28DEFA14A%29+2022-07-07.pdf_.pdf)
- 2022 Annual Report (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/495/file/10K+Annual+Report+for+Fisal+2022.p
- Amended 2022 Annual Report (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/496/file/Amended+Annual+Report+Section+13- 06-28.pdf)
- Our Director Nominees (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/494/file/Our+Director+Nominees.pdf)
- Shareholder Letter – Director Nominee Qualifications (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/504/file/Additional+proxy+soliciting+materials+ +definitive+%28DEFA14A%29+2022-07-05.pdf_.pdf)
- Director Elisabeth Charles Steps Down at Conclusion of 2022 Annual Meeting (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/499/file/Additional+proxy+soliciting+materials+ +definitive+%28DEFA14A%29+2022-06-10.pdf)
- Director Jeff Geygan Elected Chair (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/500/file/Additional+proxy+soliciting+materials+ +definitive+%28DEFA14A%29+2022-06-13.pdf)
- Rob Sarlls, CEO Announces "50 Visits in 50 Weeks" Listening Tour (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/501/file/Additional+proxy+soliciting+materials+ +definitive+%28DEFA14A%29+2022-06-17.pdf)
- RMCF Reports Franchise Growth in First Six Months of 2022 (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/502/file/Additional+proxy+soliciting+materials+ +definitive+%28DEFA14A%29+2022-06-23.pdf)
- RMCF Announces Fiscal First Quarter 2023 Investor Earnings Call (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/503/file/Additional+proxy+soliciting+materials+ +definitive+%28DEFA14A%29+2022-06-30.pdf_.pdf)
- Presentation to Stockholders (.pdf) (https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/512/file/ROCKY+MOUNTAIN+CHOCOLATE_V

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8/2/22, 4:53 PM Rocky Mountain Chocolate Factory, Inc. | Shareholder Proxy

Certain Information Regarding Participants in the Solicitation (.pdf)
(https://content.equisolve.net/_6578fee7d9c611c1c9345c7f1a515882/ShareholderProxy/db/65/511/file/Certain+Information+Regarding+Partic

(https://www.rmcf.com)
Website (https://www.rmcf.com)

Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, CO 81303

Rob Swadosh
SwadoshGroup
908-228-1350

About This Site

The material on this site is provided by the issuer to its shareholders in compliance with the SEC's "Shareholder Choice Regarding Proxy Materials" (http://www.sec.gov/rules/final/2007/34-56135.pdf) rule. As such, the use of this site is not tracked and no cookies are sent to the visitor's browser.

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Robert Sarlls - Director and Chief Executive Officer

Mr. Sarlls has served as our Chief Executive Officer and as a member of our Board since May 2022. He has over 25 years of experience in the food industry. He is currently a managing member of Food Strategies, LLC, a strategic consulting firm for food businesses and private equity firms active in the food industry, as well as a director nominee of Grandview Capital Acquisition Corp., a newly organized blank check company focused on investments in the food and beverage industry. From 2015 to 2021, Mr. Sarlls was President, Chief Executive Officer and a member of the board of directors of Wyandot, Inc, a privately-owned food manufacturer of "better for you" snacks for contact manufacturing, private label, and foodservice/ingredient customers, including blue-chip global fast moving consumer goods companies as well as fast growing emerging snack brands. From 2009 to 2013, he was a senior executive at John B. Sanfilippo & Son, Inc. ("JBSS") (Nasdaq: JBSS), one of the largest nut businesses in the world. Prior to JBSS, he was a senior advisor to domestic and international food and beverage businesses with several firms, most notably Rabobank, one of the largest financial institutions dedicated to the global food, beverages, and agribusiness space. He currently serves on the board of directors of Mennel Milling Company, a U.S.-based flour milling company, where he has served since August 2018, and has previously served from 2020 to 2021 as Chairman of the Board of SNAC International, a leading trade association for the global snack industry. He is a graduate of Harvard College. Following his participation in a successful proxy contest as a member of a group seeking to replace the incumbent members of the board of directors of Alco Stores, Inc. ("Alco Stores") (Nasdaq: ALCS), in late August 2014, Mr. Sarlls became Chairman of the Board of Alco Stores. Alco Stores filed a petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code in mid-October 2014. We believe Mr. Sarlls' extensive financial, leadership and professional experience, particularly in the food industry, qualifies him to serve as a director of the Company.

Jeffrey R. Geygan - Chair of the Board

Mr. Geygan has served on our Board since August 2021 and as Chair of the Board since June 2022. Mr. Geygan has served as a director of the Wayside Technology Group, Inc. (Nasdaq: WSTG) since February 2018, and as Board Chair since May 2018. Mr. Geygan has served as the Chief Executive Officer and President of, an investment research and advisory services firm, since he founded it in 2007. Prior to founding GVIC, Mr. Geygan served as a Senior Portfolio Manager at UBS Financial Services. GVIC beneficially owns approximately 8.73% of the Company's common stock as of June 24, 2022. Mr. Geygan has taught undergraduate and graduate-level courses at IE University in Madrid, Spain, the University of Wisconsin – Milwaukee Lubar School of Business, and the College of Charleston. He serves on the Advisory Board of the University of Wisconsin – Madison Department of Economics. Mr. Geygan received a Bachelor of Arts degree in Economics from the University of Wisconsin. The Board believes that his qualifications to serve on the Board include his years of experience with public company business strategy, capital markets and finance as a public company director, and his corporate governance experience.

Gabriel Arreaga - Director

Mr. Arreaga has served on our Board since October 2021. Mr. Arreaga has served as Senior Vice President of Chief Supply Chain of The Kroger Co. since October 2020. Previously, Mr. Arreaga served as Senior Vice President, Integrated Supply Chain North America of Mondelez International, Inc. from August 2018 to September 2020. Prior to that time, he served as Vice President of Global Supply Chain of Stanley Black & Decker, Inc. from July 2016 to August 2018. From January 2003 to June 2016, Mr. Arreaga held multiple positions of increasing responsibility at Unilever, including Vice President, Supply Chain & Product Group. Mr. Arreaga received his MBA from the Harvard Graduate School of Business Administration / INCAE Business School, Costa Rica and his Bachelor of Science in Business and Finance from Guilford College / Universidad del Valle de Nicaragua, Nicaragua. Mr. Arreaga brings vast experience in the areas of supply chain, manufacturing and operations to the Board, given his local and global experience in both confectionary and non-confectionary businesses.

Mark Riegel - Director

Mr. Riegel has served on our Board since October 2021. Mr. Riegel is a veteran of the confection industry. Since 2021, Mr. Riegel has served as the President and CEO of FroDo Baking Company, LLC. FroDo Baking Company is a national manufacturer and distributor of frozen dough products, as well as other baked goods, to leading retailers. Prior to his role as President and CEO of FroDo Baking Company, LLC, Mr. Riegel served as Vice President of Marketing for Russell Stover Chocolates, a supplier of candy and chocolate, from 2017 to 2020, where he had commercial accountability related to all marketing efforts for an over $500 million organization. In addition, he was selected to attend the Lindt & Sprungli Senior Leadership Program. From January 2014 to November 2017, Mr. Riegel served in various roles at Ferrara Candy Company, a sweet snacking company, including Vice President of Iconic Brands. From 2007 to 2014, Mr. Riegel served in various management positions with Kraft Foods Group. Mr. Riegel served as an Army Officer from 2002 to 2007. He earned his BS in Engineering at the United States Military Academy and completed an MBA at the Kellogg School of Management. We believe Mr. Riegel's extensive business experience, especially with confection companies, qualifies him to serve as a director of the Company.

Brett P. Seabert - Director

Mr. Seabert has served on our Board since April 2017. Mr. Seabert, a Certified Public Accountant ("CPA"), has over 31 years of experience in business management, operations, finance and administration. Mr. Seabert currently serves in various capacities, including as a director or executive officer of various companies, including Tanamera Construction, LLC, a high-end real estate development and construction company (since April 2007), TD Construction, LLC, a construction company (since September 2009), Caughlin Club Management Partners, LLC, a health and tennis club and preschool owner and operator (since July 2008), and B&L Investments, Inc., a management and holding company (since March 2003). From 2001 to 2008, Mr. Seabert served as Chief Financial and Operating Officer of Tanamera Commercial Development, LLC. Between 1989 and 2001, Mr. Seabert served in various positions at CMS International, an owner and management company operating several casinos, most recently as Executive Vice President and Chief Financial Officer, including oversight of internal audit, risk management and human resource functions. Mr. Seabert has been primarily engaged in commercial and residential real estate development and construction for the past 20 years. From 1984 to 1989, Mr. Seabert was a practicing CPA with Deloitte & Touche LLP. Mr. Seabert received a Bachelor of Science degree in Accounting from the University of Nevada, Reno. Mr. Seabert's extensive management, accounting and financial experience brings operational, investment, and strategic value and insights to the Board.

Sandra Elizabeth Taylor - Director

Ms. Taylor has served on our Board since October 2021. Ms. Taylor is a pioneer in corporate social responsibility and has served as the President and Chief Executive Officer of Sustainable Business International LLC, an independent consultancy she founded, that specializes in environmental sustainability and social responsibility for global businesses, since 2008. Previously, Ms. Taylor served as Senior Vice President of Corporate Social Responsibility for Starbucks Corporation (Nasdaq: SBUX), the international coffee company and coffeehouse chain, from 2003 to 2008. From 1996 until 2003, Ms. Taylor served as Vice President and Director of Public Affairs for Eastman Kodak Company (NYSE: KODK), a technology company that produces imaging products with its historic basis on photography. She has also held senior leadership positions with a number of other organizations, including as Vice President of Public Affairs for ICI Americas, Inc., a manufacturer and distributor of chemical products, from 1987 to 1996, and as Executive Director of the European American Chamber of Commerce in the United States, from 1991 to 1992; and as Foreign Service Officer — International Economist, US Department of State. Ms. Taylor's public company directorship experience includes service on the Board of Directors of Capella Education Company (Nasdaq: CPLA), an education services company, from 2006 to 2011, where she served on the Governance Committee and the Compensation Committee; and D.E. Master Blenders 1753 N.V. (SWX: DEMB), a European coffee and tea company, from 2012 until its sale to Joh. A. Benckiser GmbH in 2013. In addition, Ms. Taylor currently sits on the board of several non-profit organizations, including the Center for International Private Enterprise, since 1998, the Chesapeake Bay Foundation, since 2015; and Island Press since 2017. Ms. Taylor previously served on the board of the Mead Center — Arena Stage 2012 to 2017; Landesa Rural Development Institute, 2012 to 2018; the Seattle Public Library Foundation, from 2004 to 2008; the Public Affairs Council, from 1997 to 2003; the National Center for Asia-Pacific Economic Cooperation, from 2005 to 2009; the US Chamber of Commerce from 2001 to 2008; and the Women's Leadership Board of the Kennedy School of Government at Harvard University, from 1998 to 2009. Ms. Taylor earned a Juris Doctor degree from Boston University School of Law, a Bachelor of Arts in French from Colorado Women's College and a Masters in Business Administration from the Bordeaux School of Management — Wine MBA Program. We believe Ms. Taylor's prior experience as a director of several public companies and business expertise qualify her to serve as a director of the Company.

Certain Information Regarding Participants in the Solicitation

Rocky Mountain Chocolate Factory, Inc. ("RMCF") , its directors, and certain of its executive officers are participants in the solicitation of proxies from RMCF stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise in RMCF, of RMCF's directors and executive officers, is included in RMCF's Annual Report on Form 10-K for the fiscal year ended February 28, 2022, filed with the SEC on May 27, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2022, and in the Proxy Statement. Changes to the direct or indirect interests of RMCF's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4, and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.